SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

SERVICE 1ST BANCORP

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50323	32-0061893

(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer identification number)

60 West 10th Street, Tracy, California 95376

(Address of principal executive offices and zip code)

(209) 956-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.	Other Matters

Service 1st Bancorp (the “Company”, OTCBB:SVCF), parent holding company for Service 1st Bank (“Bank”) and Charter Services Group, Inc. (which has discontinued operations as disclosed below), holds approximately $1.5 million of Federal Home Loan Mortgage Corporation (“FHLMC”) and Federal National Mortgage Association (“FNMA”) preferred stock and $500 thousand of a Lehman Brothers corporate bond, which have experienced a severe decline in market value.

The decline in market value of the FHLMC and FNMA preferred stock resulted from the recent actions by the United States Department of Treasury and the Federal Housing Finance Agency in which they announced that the FHLMC and FNMA were being placed under conservatorship, with control of their management being transferred to the Federal Housing Finance Agency. This action has caused a severe decline in the market value of those securities. It is currently anticipated that the decline in market value will result in “other than temporary impairment” write-downs under applicable accounting guidelines during the third quarter for financial institutions holding FHLMC or FNMA securities.

As of June 30, 2008, both the book value and market value of the FHLMC and FNMA preferred stock was approximately $1.5 million. The market value of these securities has declined to approximately $100 thousand as of close of business on September 18, 2008. It is currently unclear when or if the market value of these securities will improve in the future. Management currently anticipates the decline in market value will be recorded as an “other than temporary impairment” write-down during the third quarter ending September 30, 2008.

The decline in market value of the Lehman Brothers bond resulted from the action taken by Lehman Brothers Holdings, Inc., which recently filed a petition under Chapter 11 of the U.S. Bankruptcy Code. It is currently anticipated that the valuation of the bond will significantly decline from the book value of approximately $430 thousand at June 30, 2008. It is currently anticipated that the decline in valuation will be recorded as an “other than temporary impairment” write-down during the third quarter ending September 30, 2008.

At this time, the precise amount of any write-downs recorded for “other than temporary impairment” of the Lehman Brothers bond and the FHLMC and FNMA preferred stock is not known, but any such write-down of the FHLMC and FNMA preferred stock could be materially different than the impairment that existed as of September 18, 2008, including the possibility of a write-down in an amount up to 100% of the preferred stock value. Similarly, any write-down of the Lehman Brothers bond is uncertain due to the absence of trading in the bond and the effect of the Lehman Brothers bankruptcy.

Based on current applicable federal income tax guidelines, any write-down of the preferred stock will be a capital loss which can only be offset with capital gains. The Company does not currently have significant capital gains or the potential to generate significant capital gains in the foreseeable future. As a result, any loss sustained from the write-down of the preferred stock would not be offset by a corresponding deferred tax asset which would offset a portion of the total amount of the preferred stock written-down. The write-down of the Lehman Brothers bond would be an ordinary loss and a corresponding deferred tax asset could be recorded to offset any loss sustained. Realization of any deferred tax asset booked is dependent upon the Company’s ability to continue to generate taxable income sufficient to utilize the net deferred tax asset.

The effect of any such write-downs upon the capital of the Company is uncertain at this time. Lobbying efforts are underway, including efforts by the Independent Community Bankers of America, to change the federal income tax treatment of the FHLMC and FNMA preferred stock by allowing ordinary income rather than capital gains treatment prior to September 30, 2008, in order to mitigate the effect upon community banks nationwide from the unanticipated write-downs of the preferred stock. Management is continuing to evaluate these matters including the results of the lobbying efforts, accounting treatment of the anticipated write-downs and the effect upon the Company’s capital account.

Additional Information About The Pending Merger And Where To Find It

As previously announced, the Company, Bank, Central Valley Community Bancorp (“Central”) and Central Valley Community Bank (“CVCBank”) entered into a Reorganization Agreement and Plan of Merger dated as of May 28, 2008, as amended (the “Merger Agreement”), which contemplates the merger of the Company with and into Central (the “Merger”) and the merger of the Bank with and into CVCBank (the “Bank Merger”). Central filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) which became effective on September 9, 2008. On or about September 10, 2008, the Company and Central each mailed to their respective shareholders the proxy statement-prospectus containing information about the proposed Merger, Bank Merger and other transactions contemplated by the Merger Agreement. Investors and security holders of the Company are urged to read the proxy statement-prospectus and other relevant materials accompanying the proxy statement-prospectus in addition to materials filed with the SEC because they contain important information about the Company, Central and the transactions contemplated by the Merger Agreement. The Company and Central file annual, quarterly and current reports, proxy statements and other information with the SEC which may be viewed and downloaded without charge at the SEC Internet website at http:/www.sec.gov. In addition, the Company and Central each maintain Internet websites at http:/www.service1stbank.com and http:/www.cvcb.com, respectively, where additional information regarding the Company, Bank, Central and CVCBank may be viewed or downloaded without charge.

The special meeting of the Company’s shareholders to approve the principal terms of the Merger Agreement and other transactions contemplated by the Merger Agreement is scheduled to be held at the Lodi branch office of Service 1st Bank, 1901 W. Kettleman Lane, Suite 100, Lodi, California on Friday, October 10, 2008 at 7:00 p.m.

About Service 1st Bank And Dissolution of Charter Services Group, Inc.

Service 1st Bank operates three full service branch offices in Lodi, Stockton, and Tracy. As previously reported, Charter Services Group, Inc. has discontinued operations and action was taken to initiate the dissolution of Charter Services Group, Inc. A Certificate of Dissolution was filed with the California Secretary of State on September 2, 2008, which was certified by the California Secretary of State on September 11, 2008.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K and in reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2008

Service 1st Bancorp

By:	/s/ Robert E. Bloch

Executive Vice President and Chief Financial Officer